As filed with the Securities and Exchange Commission on June __, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                                wowtown.com, Inc
                           --------- ----------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                             ------------ ----------
                                 7372 98-0204758
      (State or other jurisdiction (Primary Standard Classi- (IRS Employer of incorporation) fication Code Number) I.D. Number)

                        999 West Hastings St., Suite 450
                       Vancouver, British Columbia V6C 2W2
                                  604-633-2556
          (Address and telephone number of principal executive offices)

                        999 West Hastings St., Suite 450
                       Vancouver, British Columbia V6C 2W2
                                  604-633-2556
(Address of principal place of business or intended principal place of business)

                               Stephen C. Jackson
                                    Secretary
                        999 West Hastings St., Suite 450
                       Vancouver, British Columbia V6C 2W2
                                  604-633-2556
                         ------------------------------
            (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate       Amount of
   to be                  to be      Price Per      Offering      Registration
Registered            Registered      Unit (1)         Price          Fee
----------            ----------     ----------    -------------   ---------

Common stock (2)    1,000,000          $1.00      $1,000,000          $264
--------------------------------------------------------------------------------
Common stock (3)    2,890,747          $0.87       2,514,950           644
Common stock (4)    1,250,000          $0.87       1,087,500           288

--------------------------------------------------------------------------------
Total               5,140,747                     $4,602,450        $1,216
--------------------------------------------------------------------------------

(1) Offering price computed in accordance with Rule 457(c).
(2) Shares of common stock offered by Company.
(3) Shares of common stock offered by selling stockholders.
(4) Shares of common stock issuable upon conversion of Company's Series A preferred stock (includes additional shares may be issued due to potential adjustments to the conversion price).

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the conversion of the Series A preferred stock as a result of any adjustment in the number of securities issuable by reason of the anti-dilution provisions of the Series A preferred stock.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                wowtown.com, Inc.

                                  Common Stock

      We are offering for sale by means of this prospectus up to 1,000,000 shares of our common stock. These shares will be sold from time-to-time at a price of $1.00 per share.

      By means of this prospectus certain shareholders of wowtown.com, Inc. are also offering to sell up to 4,140,747 shares of our common stock, which amount includes up to 1,250,000 shares of common stock which may be issuable the upon conversion of our Series A preferred stock. The actual number of shares issuable upon the conversion of our Series A preferred shares will vary depending upon the price of our common stock on the date the preferred shares are converted into common stock. However, based upon the market price of our common stock as of May 16, 2000, which was $0.87 per share, we would be required to issue approximately 383,000 shares of our common stock upon the conversion of the Series A preferred stock.

      We will not receive any proceeds from the sale of the common stock by the selling stockholders. We will pay for the expenses of this offering.

      Our common stock is quoted on the OTC Bulletin Board under the symbol "IWOW." On May 16, 2000 the closing bid price for one share of common stock was $0.87. Our Series A preferred shares are not quoted or traded on any exchange or quotation system.

      All dollar amounts refer to US dollars unless otherwise indicated.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

      These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 6 of this Prospectus





                  The date of this prospectus is May ___, 2000

                               PROSPECTUS SUMMARY

      Our business involves establishing websites which provide information regarding certain cities in the United States, Canada and other countries. Each website has, or will have, a directory of restaurants, hotels, sporting events, entertainment, tourist attractions and similar information. Those wanting more information regarding a particular business establishment will be linked directly to the particular establishment's website.

      The public  can become  members of our  program  without  charge.  Members
receive  cards  which  entitle  the  member  to  various   discounts   from  the
establishments listed on our website.

      We expect to generate revenues from listing business establishments in our directory, designing and maintaining websites for particular business establishments, and by displaying advertising on our websites. However, to build a base of establishments for our first directories we have not charged establishments for listing on our websites. We began charging new accounts for our services in May 2000. We will begin charging existing accounts in August/September 2000. Our charge for a basic listing on our website will be $29.95 per month.

      The following provides certain information concerning our websites which were in operation as of May 15, 2000.

                  Operational    Establishments
City/Region          Since      Listed on Website  Members    Website Address

Vancouver, B.C.    June 1999           600         3,000   www.vancouverwow.com.

Seattle, WA       March 2000           450           119    www.seattlewow.com

      Our websites allow internet users to comparison shop and purchase over one million products through an independent internet shopping service.

      We also plan to develop an online auction site for each regional websites to permit an online exchange of goods between individuals in each region.

      We plan to sell the rights to market our program in various metropolitan areas to third parties which we refer to as exclusive resellers. An exclusive reseller will pay us an initial fee when the territory is assigned. The amount of the initial fee will depend on the demographics of the territory assigned to the exclusive reseller. As of May 15, 2000 we had not entered into any agreements concerning the marketing rights to our program.

      Our executive offices are located at Suite 450, 999 West Hastings Street, Vancouver, British Columbia V6C 2W2 where we lease approximately 1858 square feet of space under a lease that expires on October 31, 2000. We also maintain a branch office at Suite 4100 - 800 Fifth Avenue, Seattle, Washington, 98104.

      All historical share data in this prospectus has been adjusted to reflect a one-for-two forward stock split that was effective February 25, 2000.

The Offering

      This prospectus relates to the sale of:

o 1,000,000 shares of our common stock which we are offering for public sale at a price of $1.00 per share

o shares of our common stock which shares are issuable upon the conversion of our Series A preferred stock; and

o     2,890,747 shares of common stock offered by certain of our stockholders.

      The owners of the 2,890,747 shares of our common stock, as well as the holders of our Series A preferred stock, to the extent they convert their Series A preferred shares into shares of our common stock, are referred to in this prospectus as the selling stockholders. We will not receive any funds upon the conversion of the Series A preferred shares since we received $250,000 upon the sale of these shares. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

      As of May 15, 2000, we had 15,100,067 outstanding shares of common stock. Assuming all Series A preferred shares are converted into shares of common stock based upon the market price of our common stock at May 15, 2000, we will have 16,483,067 issued and outstanding shares of common stock. See "Dilution and Comparative Share Data".

Summary Financial Data

      The following summary financial data is limited to the operating results of our wholly owned subsidiary WOWtown.com (Nevada) Inc. which we acquired on February 7, 2000. Prior to the acquisition of WOWtown.com (Nevada) Inc. we had not generated any revenue and had not commenced any operations other than initial corporate formation and capitalization.

      The financial data presented below should be read in conjunction with the more detailed financial statements and related notes which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis and Plan of Operations."

Results of Operations:

                              Period from Inception
                                 (June 9, 1999) to
                                  January 31, 2000

Sales                          $        --
Operating Expenses                 (73,802)
                                -----------
Net Loss                           (73,802)
                                ===========

Balance Sheet Data:
                                 October 31, 1999      January 31, 2000
                                 ----------------      ----------------
                                                           (Pro Forma)

Current Assets                      $4,787                $516,926
Total Assets                         7,937                 534,452
Current Liabilities                 58,531                 131,707
Working Capital (Deficiency)       (53,744)                385,219
Stockholders' Equity (Deficit)     (50,594)                402,745

      The January 31, 2000 pro forma balance sheet reflects the sale in February 2000 of 500 shares of our Series A preferred stock for $500,000 and the acquisition of WOWtown.com, Inc. See "Business".

Forward Looking Statements

This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from our projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      An investment in our securities involves substantial risks. Prospective investors should carefully consider the following risk factors prior to purchasing any of the shares offered by this prospectus.

We Have A Limited Operating History and We May Never Earn A Profit

      We began operations in 1999. Our limited operating history makes it difficult to evaluate our future operations. In addition, we have not earned any revenues as of March 31, 2000. We may never be profitable or, if we become profitable, we may be unable to sustain profitability. We expect to incur significant losses for the foreseeable future.

      In addition, we plan to significantly increase our operating expenses to:

o     increase our sales and marketing operations;

o     establish websites in various cities;

o establish an on-line internet auction site in each city in which we operate which will allow third parties to buy and sell goods through our website; and

o     sell marketing rights to our program.

We Do Not Have Sufficient Capital to Implement Our Business Plan

      During the twelve months ending April 30, 2001, we expect that we will spend approximately $1,900,000 in order to expand our business. To fund these expenditures we will require substantial additional capital. Although we will attempt to raise the capital needed for the expansion of business through the sale of our capital stock or debt financing, no one has made any commitment to provide us with any capital and there can be no assurance that we will be able to obtain the additional capital which we need or, even if such capital is obtained that our expansion plans will be successful.

      The 1,000,000 shares which we are offering will be sold on a "best efforts" basis. There is not firm commitment by any person to purchase or sell any of these shares and there is no assurance that any of the 1,000,000 shares offered will be sold. There is no minimum number of shares which we are required to sell and all proceeds from the sale of any of these shares will be immediately available to us. If only a minimal number of shares are sold (and absent funding from any other source), the amount received from investors will not provide us with any sufficient benefit. We will not receive any funds from the sale of our stock by the selling shareholders.

We May Not Generate Sufficient Revenues From the Sale of Advertising

      We plan to rely on revenues generated from the sale of advertising. However, we may not be able to attract users with demographic characteristics valuable to our advertisers, in which case potential advertisers which would not pay to be listed on our website.

      The growth of internet advertising requires validation of the internet as an effective advertising medium. This validation has yet to fully occur.

Acceptance of the internet among advertisers will also depend on growth in the commercial use of the internet. Widespread commercial use of the internet may not develop.

      No standards have been widely accepted to measure the effectiveness of internet advertising. If such standards do not develop, advertisers may not continue their current levels of internet advertising and advertisers who are not currently advertising on the internet may be reluctant to do so.

      Competition for internet advertising and customers is intense. We expect that competition will continue to intensify. Barriers to entry are minimal, and competitors can launch new web sites at a relatively low cost. We compete for a share of a customer's advertising budget with online services and traditional off-line media, such as print and trade associations.

      Our competitors may have or develop internet services that are superior to, or have greater market acceptance than, our services. If we are unable to compete successfully against our competitors, our business, financial condition and operating results will be adversely affected.

      Many of our competitors have greater brand recognition and greater financial, marketing and other resources than ours. This may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

We May Not Generate Sufficient Revenues From Our Proposed Internet Auction Sites

      We plan to generate revenues from auctions on our websites. However, we have not established any auction sites and we may not generate any revenues from these auction sites.

      Electronic commerce, or e-commerce, refers to the purchase of products or services through an internet website, such as the auction sites which we plan to establish. Electronic commerce is at an early stage and buyers may be unwilling to shift their purchasing from traditional vendors to online vendors. If electronic commerce does not grow or grows slower than expected, our business will suffer.

      We believe that concern regarding the security of confidential information transmitted over the internet, such as credit card numbers, prevents many potential customers from using the internet to buy or sell products or services.

        Although our system has security features to protect the privacy and integrity of customer data, such as password requirements, our website is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents our security measures, he or she could misappropriate proprietary information or cause interruptions in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. We may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as electronic commerce becomes more prevalent

(and consequently becomes the focus of our development of direct marketing products), our customers will become more concerned about security. If we do not adequately address these concerns, this could materially adversely affect our business, financial condition and operating results.

If We  Do  Not  Develop  The  "WOWtown"  Brand  Advertising  Revenues  Will  Not
Materialize

      To be successful, we must establish and strengthen the public awareness of the "WOWtown" websites. If public awareness is not established, it could decrease the attractiveness of our websites to advertisers, which would result in a lack of advertising revenues.

      We also plan to rely on revenues generated from selling the rights to market the services we offer in various metropolitan areas. We may not be able to sell the marketing rights to our program and as of May 15, 2000 we had not entered into any agreements with any third parties relating to the sale of marketing rights.

We May Not Be Able To Protect Our Proprietary Rights And We May Infringe The Proprietary Rights Of Others

      Proprietary rights are important to our success and our competitive position. We have applied for trademarks for some of our brandnames, such as WOWtown(TM), WOWtown(TM) Net Savings Card(TM), and The Hottest Local Internet Marketing Portal On The Planet(TM) and other phrases. We intend on applying for additional trademarks. There is no guarantee that any trademark applications will be accepted. Although we seek to protect our proprietary rights, our actions may be inadequate to protect any trademarks and other proprietary rights or to prevent others from claiming violations of their trademarks and other proprietary rights. In addition, effective copyright and trademark protection may be unenforceable or limited in certain countries.

We May Not Be Able To Acquire Or Maintain Easily Identifiable Web Addresses Or Prevent Third Parties From Acquiring Web Addresses Similar To Ours

We currently hold various internet web addresses relating to the "Wowtown" name. We may not be able to prevent third parties from acquiring web addresses that are similar to ours, which could materially adversely affect our business. The acquisition and maintenance of web addresses generally is regulated by governmental agencies and their designees. The regulation of web addresses in the United States and in foreign countries is subject to change. As a result, we may not be able to acquire or maintain relevant web addresses in all countries where we conduct business. Furthermore, regulations governing website addresses are unclear.

Our Business Depends On The Growth Of The Internet, Which Is Uncertain

      Our business would be adversely affected if internet usage does not continue to grow. If internet usage grows, the internet infrastructure may not be able to support the demands placed on it by this growth or its performance or reliability may decline. In addition, web sites may from time to time experience interruptions in their service as a result of outages and other delays occurring throughout the internet network infrastructure. If these outages or delays frequently occur in the future, internet usage, as well as usage of our websites, could be adversely affected.

Risk Of Failure Of Our Computer And Communications Hardware Systems Increases Without Back-Up Facilities

      Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Any system interruptions that cause our website to be unavailable to web browsers may reduce our attractiveness to advertisers and could materially adversely affect our business, financial condition and operating results. Although we have back-up facilities for our computer systems, we rely on various providers for our telecommunication lines. If our telecom providers fail to provide service, we would be unable to operate. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events.

Capacity Limits On Our Technology, Transaction Processing System And Network Hardware And Software May Be Difficult To Project And We May Not Be Able To Expand And Upgrade Our Systems To Meet Increased Use

      If traffic on our website increases, we must expand and upgrade our technology, transaction processing systems and network hardware and software. We may not be able to accurately project the rate of increase in traffic on our website. In addition, we may not be able to expand and upgrade our systems and network hardware and software capabilities to accommodate these increases. If we do not appropriately upgrade our systems and network hardware and software, our business, financial condition and operating results will be materially adversely affected.

We May Not Be Able To Adjust To Technological Changes In A Cost-Effective Manner

      Our industry is characterized by rapid technological change and frequent new product announcements. Significant technological changes could render our websites obsolete. If we are unable to successfully respond to these developments or do not respond in a cost-effective way, our business, financial condition and operating results will be materially adversely affected. To be successful, we must adapt to our rapidly changing market by continually improving the responsiveness, services and features of our websites and by developing new features to meet customer needs. Our success will depend, in part, on our ability to license leading technologies useful in our business, enhance our existing services and develop new services and technology that address the needs of our customers. We will also need to respond to technological advances and emerging industry standards in a cost-effective and timely basis.

Our Success Is Dependent On Our Key Personnel Who We May Not Be Able To Retain And We May Not Be Able To Hire Enough Additional Personnel To Meet Our Needs

      We believe that our success will depend on continued employment of our management team and key technical personnel. If one or more members of our management team were unable or unwilling to continue in their present positions, our business, financial condition and operating results could be materially adversely affected. While we have employment agreements with certain members of our management, others are not subject to formal agreements. We do not carry key person life insurance on any members of our management.

      Our success also depends on having a trained sales force and telesales group. A shortage in the number of trained salespeople could limit our ability to increase sales.

      We plan to expand our employee base to manage our anticipated growth. Competition for personnel, particularly for employees with technical expertise, is intense. Our business, financial condition and operating results will be materially adversely affected if we cannot hire and retain suitable personnel.

The Price of Our Common Stock Price Is Likely To Be Highly Volatile

      The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for internet-related and technology companies in particular, has been highly volatile. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to such volatility. The trading prices of many technology and internet-related companies' stocks have reached historical highs within the last 52 weeks and have reflected relative valuations substantially above historical levels. During the same period, such companies' stocks have also been highly volatile and have recorded lows well below such historical highs. We cannot assure you that our stock will trade at the same levels of other internet stocks or that internet stocks in general will sustain their current market prices.

      Factors that could cause such volatility may include, among other things:

o     actual or anticipated variations in quarterly operating results;

o     announcements of technological innovations;

o     new sales formats or new products or services;

o     conditions or trends in the internet industry;

o     changes in the market valuations of other internet companies;

o announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;

o     capital commitments;

o     additions or departures of key personnel; and

o     sales of common stock.

      In addition to the foregoing, if our stockholders sell substantial amounts of our common stock in the public market as a result of or following this offering, the market price of our common stock may fall.

      Many of these factors are beyond our control. These factors may materially adversely affect the market price of our common stock, regardless of our operating performance.

There is only a limited market for our common stock, and there is no assurance that such a market will continue.

      Our common stock began trading in March 2000 and accordingly has little if any trading history. We cannot predict the extent to which a trading market will develop or how liquid that market might become.

      Trades of our common stock are presently subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of the foregoing, investors in this offering may find it more difficult to sell their shares of our common stock.

                       DILUTION AND COMPARATIVE SHARE DATA

      As of May 15, 2000, our stockholders owned 15,100,067 shares of common stock. The following table illustrates the comparative stock ownership of our present stockholders, as compared to the investors in this offering, assuming all shares offered are sold. All historical share data in this prospectus has been adjusted to reflect a one-for-two forward stock split that was effective February 25, 2000.

                                             Number of
                                             Shares of
                                              Common              Note
                                               Stock            Reference


Shares OF COMMON STOCK offered by
this prospectus:

Shares which we are offering                 1,000,000               A

Shares of common stock issuable upon           383,000               B
conversion of the Series A Preferred
stock, assuming conversion price of
$0.65 per share

Shares of common stock offered by            2,890,747               C
selling stockholders

Shares of common stock outstanding          15,100,067
as of May 15, 2000

Shares of common stock which will be        16,483,067
outstanding, assuming sale of all
1,000,000 shares which we are offering
and assuming conversion of all Series A
preferred shares (1)

Pro forma net tangible book value per            $0.03
share of common stock as of
January 31, 2000 (2)

Percentage  of our  common  stock                   26%
represented by shares offered by this prospectus, assuming sale of all 1,000,000 shares which we are offering and the conversion of all of Series A preferred shares

(1) Amount excludes 2,500,000 shares of common stock offered by existing stockholders. See "Selling Shareholders".

(2) Gives effect to sale of Series A Preferred stock in February 2000 and assumes conversion of all Series A preferred shares into 383,000 shares of common stock.

      "Net tangible book value" is the amount that results from subtracting our total liabilities and intangible assets from our total assets. Tangible assets exclude goodwill. The purchasers of the shares of common stock offered by this prospectus will suffer dilution in their investment if the price paid for the shares offered by this prospectus is greater than the net tangible book value of our common stock at the time of such purchase.

Notes

A. We are offering up to 1,000,000 shares of our common stock to the public sale at a price of $1.00 per share.

B. In February 2000 we sold 500 shares of our Series A preferred stock for $500,000. Each Series A preferred share may be converted, at the option of the holder, into shares of our common stock equal in number to the amount determined by dividing $1,000 by the conversion price, which is 75% of the average closing bid price of our common stock for the ten trading days preceding the conversion date or $2.00, whichever amount is less. However, the terms of the Series A preferred stock provide that no less than 500 shares of common stock may be issued upon the conversion of any Series A preferred share. In addition, all Series A preferred shares will automatically convert into shares of common stock on February 7, 2001 at the conversion price then in effect. In May 2000 Ascent Financial, Inc. converted 250 Series A Preferred shares into 390,747 shares of our common stock. The actual number of shares to be issued upon the conversion of the remaining Series A preferred stock may be greater than 383,000 shares and will depend upon the price of our common stock at the time of conversion.

C.    Shares are being offered by certain of our existing stockholders.

      The shares referred to in notes A, B and C above are being offered for sale to the public by means of this prospectus. See "Selling Stockholders".

                           MARKET FOR OUR COMMON STOCK

      As of May 15, 2000, we had 15,100,067 outstanding shares of common stock and approximately 28 stockholders of record. We believe the number of beneficial owners may be greater due to shares held by brokers, banks, and others for the benefit of their customers. Since December 1999 our common stock has been quoted on the National Association of Securities Dealers OTC Bulletin Board, but a trading market only developed on March 9, 2000. Set forth below are the range of high and low closing prices for the periods indicated as reported by the NASD. The market quotations reflect interdealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

                                              Closing Prices

                   Month Ended            High             Low

                  February 29, 2000         --               --
                  March 31, 2000          $3.19           $1.03
                  April 30, 2000          $1.50            $0.63

      The provisions in our Articles of Incorporation relating to our preferred stock would allow our directors to issue preferred stock with rights to multiple votes per share and dividends rights which would have priority over any dividends paid with respect to our common stock. The issuance of preferred stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to stockholders generally, and will have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

      Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. We have not paid any dividends on our common stock and we do not have any current plans to pay any common stock dividends.

                      Management's discussion and Analysis
                              OR plan of operationS

     On February 7, 2000 we acquired all of the outstanding shares of WOWtown.com, Inc. a Nevada corporation. On February 25, 2000 we changed our name from Paramount Services Corp. to wowtown.com, Inc. in order to properly reflect our new business and on February 21, 2000 the name of WOWtown.com, Inc., the Nevada corporation which we acquired, was changed to WOWtown.com (Nevada), Inc. in order to eliminate confusion between ourselves and our newly acquired subsidiary. Prior to our acquisition of WOWtown.com, we had not commenced any operations, did not have any material assets, and had approximately $23,000 in liabilities.

      Following the transaction, the shareholders of WOWtown.com (Nevada), Inc. owned a majority of our outstanding shares of common stock. Accordingly, for financial reporting purposes the transaction was accounted for as a reverse acquisition with WOWtown.com (Nevada), Inc. considered the accounting acquirer. See Note 4(a) to the January 31, 2000 financial statements of Paramount Services Corp. As such, WOWtown.com (Nevada), Inc.'s historical financial statements are now reported as our financial statements. The following summary financial data and related discussion is limited to the operating results of our wholly owned subsidiary Wowtown.com (Nevada) Inc. which we acquired on February 7, 2000. Prior to the acquisition of Wowtown.com (Nevada), Inc. we had not generated any revenue and had not commenced any operations other than initial corporate formation and capitalization.

Summary Financial Data

Results of Operations:
                                     Period from Inception
                              (June 9, 1999) to January 31, 2000

Sales                                $         --
Operating Expenses                        (73,802)
                                        ----------
Net Income (Loss)                        $(73,802)
                                         =========

Balance Sheet Data:
                                 October 31, 1999       January 31, 2000
                                 ----------------       ----------------
                                                           (Pro Forma)

Current Assets                      $4,787                $516,926
Total Assets                         7,937                 534,452
Current Liabilities                 58,531                 131,707
Working Capital (Deficit)          (53,744)                385,219
Stockholders' Equity (Deficit)     (50,594)                402,745

      The January 31, 2000 pro forma balance sheet reflects the sale in February 2000 of 500 shares of our Series A preferred stock for $500,000 and the acquisition of WOWtown.com, Inc. See "Business".

      We have not declared any common stock dividends since our inception.

Liquidity and Capital Resources

      Since inception (June 9, 1999) and through January 31, 2000 our sources and use of cash were:

      Cash used by operations                        $(59,285)
      Amounts borrowed from shareholders
           and other third parties                   $ 93,199
      Purchase of equipment                         $  (9,559)
      Other                                         $  (7,966)

      The loans from shareholders and other third parties were repaid subsequent to January 31, 2000.

      We expect our expenses will continue to increase during the next twelve months as a result of increased marketing expenses and the establishment of new websites. We began generating revenues in May 2000 but we expect that our revenues will be substantially less than operating expenses until November 2000.

      During the twelve months ending April 30, 2001 we anticipate that we will need capital for the following purposes:

            Fund operating losses:               $1,450,000
            Sales and marketing:                     50,000
            Expansion of internet services:         300,000
            Establishment of additional websites    100,000
                                                -----------

                                                 $1,900,000

      As of March 31, 2000 we had working capital of approximately $235,000 most of which is from the $500,000 which was received from the sale of our Series A preferred stock. We anticipate obtaining the additional capital which we will require through revenues from our operations and through a combination of debt and equity financing. There is no assurance that we will be able to obtain capital we will need or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital.

                                    BUSINESS

      We were originally incorporated in Delaware on December 18, 1997, under the name Internet International Communications Ltd. On May 7, 1999, we changed our name to Paramount Services Corp.

      In February, 2000 we acquired all of the issued and outstanding shares of WOWtown.com, Inc. in exchange for 10,000,000 shares of our common stock. On February 25, 2000, we changed our name to wowtown.com, Inc.

      Concurrent with the acquisition of WOWtown.com, Inc., we sold 500 shares of our Series A preferred stock at a price of $1,000 per share for gross proceeds of $500,000. We also issued 200,000 shares of our common stock to a company controlled by Andrew Hromyk, our former president, as consideration for consulting services provided in connection with our acquisition of WOWtown.com, Inc.

      Following the acquisition of WOWtown.com, Inc., David Packman was appointed as our President as well as a director, Stephen Jackson was appointed as our Secretary, Treasurer and a Director, and David Jackson was appointed as our Chief Executive Officer and a Director. Our former director and officer, Andrew Hromyk, resigned from his position as an officer and director.

      Prior to our acquisition of WOWtown.com we had not commenced any operations.

      Our business is now that which was being conducted by Wowtown.com, Inc. and any reference in this prospectus to "we" or "our", unless otherwise indicated, includes Wowtown.com, Inc. We are a development stage company and as of May 15, 2000 we had not earned any revenues.

      Our business involves establishing websites which provide information regarding certain cities in the United States, Canada and other countries. Each website has, or will have, a directory of restaurants, hotels, sporting events, entertainment, tourist attractions and similar information. Those wanting more information regarding a particular business establishment will be linked directly to the particular establishment's website.

      The public  can become  members of our  program  without  charge.  Members
receive  cards  which  entitle  the  member  to  various   discounts   from  the
establishments listed on our website.

      We expect to generate revenues from listing business establishments in our directory, designing and maintaining websites for particular business establishments, and by displaying advertising on our websites. However, to build a base of establishments for our first directories we have not charged establishments for listing on our websites. We began charging new accounts for our services in May 2000. We will begin charging existing accounts in August/September 2000. Our charge for a basic listing on our website will be $29.95 per month.

      The following provides certain information concerning our websites which were in operation as of May 15, 2000.

               Operational     Establishments
City/Region       Since       Listed on Website  Members     Website Address
-----------    ------------   -----------------  -------     ---------------

Vancouver, B.C. June 1999          600          3,000    www.vancouverwow.com.
Seattle, WA     March 2000         450             75    www.seattlewow.com

      Our main website located at www.wowtown.com provides information on our company and membership benefits for businesses and consumers. The main website enables internet users to connect to our other websites.

      Our websites allow internet users to comparison shop and purchase over one million products through an internet shopping service operated by Ezuz.com, a corporation affiliated with David Jackson, one of our officers and directors. Ezuz.com receives a percentage of the gross sales made through its internet shopping service. For hosting this internet shopping service, we are entitled to receive a percentage of the fees received by Ezuz.com from sales of merchandise in excess of $75,000 to our members. The percentage of the fees to which we are entitled will range from 25% to 50% depending upon sales volume. As of May 15, 2000 our members had purchased less than $75,000 of merchandise through the Ezuz.com internet shopping service and we had not received any revenues from Ezuz.com.

      We also plan to develop an online auction site for each regional websites to permit an online exchange of goods between individuals in each region. Although we will earn revenues for sales made through our auction sites, our primary objective in operating on-line auctions will be to attract consumers to our websites. We believe that establishments will want to be listed in our directories if we can demonstrate that a large number of consumers are either members of our program or visit our websites on a frequent basis.

      We plan to sell the rights to market our program in various metropolitan areas to third parties which we refer to as exclusive resellers. An exclusive reseller will have the sole marketing rights to a metropolitan area and will receive a percentage of the fees received for directory listings, advertising, website design and goods sold through the website. An exclusive reseller will pay us an initial fee when the territory is assigned. The amount of the initial fee will depend on the demographics of the territory assigned to the exclusive reseller. As of May 15, 2000 we had not entered into any exclusive reseller agreements concerning the marketing rights to our program.

      We estimate we will need approximately $50,000 in capital and one month to develop a basic website for a metropolitan area which has not been assigned to an exclusive reseller. For a metropolitan area which has been assigned to an exclusive reseller, we estimate we will need $10,000 in capital and one week to establish a basic website.

      We plan on licensing language translation software for our websites. Spanish will be the first alternate language to be incorporated due to the large Spanish-speaking population in the United States and Mexico. Initially, French, German and Mandarin will be used for metropolitan areas outside North America.

Competition

      Our competitors are virtually every business which sells advertising to, or otherwise promotes, restaurants, hotels, sporting events, entertainment or tourist attractions. Competitors include newspapers, magazines, television and radio stations, coupon book sponsors and other internet companies. In addition there are many internet companies which provide auction sites for local consumers.

Intellectual Property

      We have applied for trade marks for the brandname "WOWtown(TM)", "The Hottest Local Internet Marketing Portal On The Planet(TM)", "WOW e-store(TM)", WOWtown(TM) Net Savings Card(TM)", "Where all the fun is @(TM)"and other related trademark expressions. We plan on applying for further trademarks and new forms of trademark expressions following the establishment of additional websites.

Employees

      As of May 15, 2000 we had six full-time employees. As part of our expansion plans we intend to hire additional employees as may be required by the level of our operations.

                                   Management

Name                Age       Position

David B. Jackson    54       Chief Executive Officer and a director
David Packman       40       President and a director
Stephen C. Jackson  46       Executive Vice-President, Secretary, Treasurer and
                             a director
Patrick Helme       40       Vice President, Product Development and a director

David B. Jackson, Chief Executive Officer and Director:

      Mr. Jackson has been our Chief Executive Officer and a director since February 7, 2000. Since November 1998 Mr. Jackson has also been a director of eZuz.com, an internet comparison-shopping network, which he co-founded. Mr. Jackson was the President, CEO and Director of Fortune Entertainment Corporation, a gaming technology company, from 1996 to December 1998. He also served as Vice President and Director of Consolidated Ramrod Gold Corp., a NASDAQ and Toronto Stock Exchange listed base and precious metals exploration company from 1991 through 1995 and as Vice President of Atlanta Gold Corporation during the same period.

David E. Packman, President and Director:

     Mr. Packman has been our president and a director since February 7, 2000 . Mr. Packman founded our subsidiary, WOWtown.com (Nevada) Inc. in June 1999 and co-developed vancouverwow.com, our prototype website. He presently oversees all of the website development, sales, marketing and promotions for wowtown.com, Inc. Mr. Packman was Executive Vice-President of Ruby Food Services Ltd., and was with the company for 10 years. He was responsible for all aspects of the operation, with an emphasis on sales and marketing. Mr. Packman has held senior management positions with Sysco/Konings Wholesale. Prior to his involvement in the foodservice distribution industry, he held several senior management positions with Sirloiner Restaurants and Chi-Chi's Mexican Restaurants, both in Canada and in the US. Mr. Packman is a past director of the Vancouver Restaurant Association.

Stephen  C.  Jackson,  Executive  Vice  President,  Secretary,  Treasurer  and a
Director:

      Mr. Jackson has been an officer and director of our corporation since February 7, 2000. He was editor and features articles writer for the Vancouver Market Report and has been an officer of several other public companies in Canada. Through his private consulting practice, which he has operated since 1980, he has provided services to a wide variety of private corporations. Mr.

Jackson is a past director of the BC Taxi Association and former director with a regional Chamber of Commerce.

Patrick Helme, Vice President and Director:

      Mr. Helme has been our Vice-President and a director since March 1, 2000. Mr. Helme is one of the founding partners of WOWtown.com, (Nevada) Inc. As a co-founder of Towncore Internet Ltd., he oversees all of the technical functions and acts as the primary liaison with all project managers, customers and technical staff. His main focus was to successfully generate and implement an outside sales strategy through the recruitment and training of associate sales partnerships. Mr Helme has developed websites and internet marketing strategies for a diverse range of businesses. Mr. Helme has extensive experience in franchising and licensing and has held principal positions with Sandwich Tree Restaurants Ltd. and Horizon Hotels where he successfully developed license sales and operations systems with growth of 100 plus franchised units. He is a graduate of the British Columbia Institute of Technology and the University of Houston - Hilton Hotel Management.

      Each director holds office until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the board of directors. All of our executive officers plan to devote their full time to our business. David Jackson plans to devote approximately 75% of his time to our business.

      There are no family relationships between any director, executive officer or employee other than the relationship of David B. Jackson and Stephen C. Jackson, who are cousins.

Executive Compensation

      The following table sets forth in summary form the compensation received by our Chief Executive Officer. None of our former or current executive officers received in excess of $100,000 in compensation during the fiscal year ended April 30, 1999 or during any other twelve month period.

Name and               Fiscal                 Other Annual Restricted   Options
Principal Position      Year    Salary  Bonus Compensation Stock Awards Granted
------------------      ----    ------  ----- ------------ ------------ -------

Andrew Hromyk,
President and Chief       1999     --      --        --           --       --
Executive Officer prior
 to February 7, 2000      1998     --      --        --           --       --

Employment Agreements

      We  have  a  consulting   agreement  with  David  Jackson  and  employment
agreements with our other executive officers. The terms of these agreements are as follows:

                              Annual Consulting          Expiration of
Name                            Fees or Salary (1)         Agreement

David B. Jackson                   $31,000                02/06/01
David Packman                      $31,000                02/06/02
Stephen C. Jackson                 $31,000                02/06/02
Patrick Helme                      $31,000                02/28/02

(1) The respective agreements with the persons in this table provide that the annual compensation will be $45,000 Canadian dollars. The amounts shown are the U.S. dollar equivalent based upon currency exchange rates on April 20, 2000.

    Our board of directors may increase the compensation paid to our officers depending upon a variety of factors, including the results of our future operations.

      We do not have any compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of any executive officer's employment with us or from a change in control of or a change in an executive officer's responsibilities following a change in control.

Long Term Incentive Plans - Awards in Last Fiscal Year

      None.

Employee Pension, Profit Sharing or other Retirement Plans

      We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Directors' Compensation

      At present we do not pay our directors for attending meetings of the board of directors, although we expect to adopt a director compensation policy in the future. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments.

      Except as disclosed elsewhere in this prospectus none of our directors received any compensation from us during the year ended April 30, 1999.

Stock Options

      We do not have a stock option plan and we have not granted any options, rights or warrants which would allow anyone to acquire shares of our common stock.

Certain Relationships and Related Transactions

      We have issued shares of our common stock to the following persons during the past two years, who are or were affiliated with WOWtown:

                       Date of   Number
       Name            Issuance  of Shares   Consideration

595796 B.C. Ltd. (1)   02/00  10,000,000    100  Shares  of   WOWtown.com,
                                             (Nevada)  Inc. valued at $500.00

Century Capital        02/00     200,000    Consulting Services valued at $10.00
Management Ltd. (2)

535735 B.C. Ltd.       03/00       3,539   Consulting services valued at $5,840

Pedpac Marketing Ltd.  03/00       7,781   Consulting services valued at $12,839

(1) The beneficial owners of 595796 B.C. Ltd. are David B. Jackson, David Packman, Stephen C. Jackson, Guy Prevost, Sarah Moen and Patrick Helme.
(2)  The beneficial owner of Century Capital Management Ltd. is Andrew Hromyk.
(3) The beneficial owners of 535735 B.C. Ltd. are Patrick Helme, Sarah Moen and Guy Prevost.
(4)  David Packman is the beneficial owner of PedPac Marketing Ltd.

      See "Business" for information concerning the internet shopping service provided to us by Ezuz.com, a corporation affiliated with David Jackson, one of our offices and directors. We also use Ezuz.com to design our websites. As of April 30, 2000 we had paid Ezuz.com approximately $22,000 for website related services. During the twelve months ending April 30, 2001 we expect to pay Ezuz.com an additional $43,000 for these services.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of May 15, 2000, information with respect to the only persons owning beneficially 5% or more of our outstanding common stock and the number and percentage of outstanding shares owned by each of our directors and officers and by our officers and directors as a group.
Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

                                       Shares of                Percent of
Name and Address                     Common Stock                Class (1)

595796 B.C. Ltd.                    10,000,000 (1)                  66%
Suite 1600, 609 Granville Street
Vancouver, B.C. V7Y 3E4

Bona Vista West Ltd.                 2,481,400                      16%
P.O. Box 62
2001 Leeward Highway
Turks & Caicos Islands
British West Indies

All Officers and Directors          10,000,000                      66%
  as a Group (4 persons)

(1) The beneficial owners of 595796 B.C. Ltd. are David B. Jackson, David Packman, Stephen C. Jackson, Patrick Helme (all of whom are our officers and directors), Guy Prevost and Sarah Moen.
(2) Computed without giving effect to any shares of common stock which may be sold by us or which may be issued upon the conversion of our Series A preferred stock. See "Dilution and Comparative Share Data".

                              SELLING STOCKHOLDERS

      In February 2000 we raised $500,000 from the sale of 500 shares of our Series A preferred stock. Each Series A preferred share may be converted, at the option of the holder, into shares of our common stock equal in number to the amount determined by dividing $1,000 by the conversion price, which is 75% of the average closing bid price of our common stock during the ten trading days preceding the conversion date or $2.00, whichever is less. The terms of the Series A preferred stock provide that a minimum of 500 shares of common stock can be issued upon the conversion of each Series A preferred share. In addition, all Series A preferred shares will automatically convert into shares of common stock on February 7, 2001 at the conversion rate described above. In May 2000 Ascent Financial, Inc. converted 250 Series A Preferred shares into 390,747 shares of our common stock. The shares of common stock issuable upon the conversion of the preferred shares are being offered to the public by means of this prospectus.

     This prospectus also relates to the sale of 2,890,747 shares offered by Ascent Financial, Inc. and certain of our stockholders.

      The owners of the 2,890,747 shares of our common stock, as well as the holders of the Series A preferred shares, to the extent they convert their Series A preferred shares into shares of common stock, are referred to in this prospectus as the selling stockholders. We will not receive any proceeds from the sale of the shares by the selling stockholders.

   The names of the selling stockholders are:

                                   Shares Which
                                  May Be Acquired     Shares to    Share
                       Shares    Upon Conversion of   be Sold    Ownership
                    Beneficially Series A Preferred   in this     After
Name                   Owned        Shares (1)        Offering    Offering
----------          ------------ -----------------    --------    --------

Augustine Fund L.P.            --      383,000        383,000         --
Ascent Financial Inc.     390,747           --        390,747         --
595796 B.C. Ltd.       10,000,000           --        500,000  9,500,000
Century Capital
     Management           200,000           --        200,000         --
Bona Vista West Ltd.    2,481,400           --      1,800,000    681,400

(1) The actual number of shares issuable upon the conversion of the Series A preferred stock will vary depending upon the price of our common stock on the date of conversion. As of May 15, 2000, the bid price of our common stock was $0.87 per share. Accordingly, in computing the number of shares of common stock shown in the table we used a conversion price of $0.65. Additional shares may be issued upon the conversion of Series A preferred shares if the market price of our common stock falls below $0.87 per share.

                              Plan of Distribution

Shares We Are Offering For Sale

      By means of this prospectus we are offering to sell up to 1,000,000 shares of our common stock. The shares will be sold from time to time at a price of $1.00 per share by our officers and directors and by selected broker/dealers and sales agents on a "best efforts" basis. There is no firm commitment by any person to purchase or sell any of these shares and there is no assurance that any of the 1,000,000 shares offered will be sold. There is no minimum number of shares which are required to be sold and all proceeds from the sale of any of these shares will be immediately available to us.

      We will pay a commission not to exceed 10% of the amount received from the sale of the 1,000,000 shares to broker/dealers and sales agents who participate in the sale of such shares. The proceeds from the sale of any of these shares, if any, will be used to fund our operations.

Offering by the Selling Shareholders

      The shares of common stock which may be acquired by the selling stockholders may be offered and sold by means of this prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In making sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated.

      The costs of registering the shares offered by the selling stockholders are being paid by wowtown.com. The selling stockholders will pay all other costs of the sale of the shares offered by them.

      From time to time one or more of the selling stockholders may transfer, pledge, donate or assign the shares received upon the conversion of the Series A preferred stock referred to above (the "Conversion Shares") to lenders or others and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus. The number of Conversion Shares beneficially owned by those selling stockholders will decrease as and when they transfer, pledge, donate or assign the Conversion Shares. The plan of distribution for the Conversion Shares sold by means of this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders for purposes of this prospectus.

      A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with the distribution of our common stock by such broker-dealers. A selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. A selling stockholder may also loan or pledge the common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

      Broker-dealers, underwriters or agents participating in the distribution of our common stock as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). Selling stockholders and any broker-dealers who act in connection with the sale of common stock hereunder may be deemed to be "Underwriters" within the meaning of the Securities Act, and any commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholder can presently estimate the amount of such compensation. We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

      The selling stockholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      We have advised the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised the selling stockholders that in the event of a distribution of the shares owned by the selling stockholder, such selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A distribution is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling stockholders that Rule 102 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering. Rule 101 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution.

                            DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 30,000,000 shares of common stock, $.0001 par value, and 5,000,000 shares of preferred stock, $.0001 par value. As of May 15, 2000, we had 15,100,067 outstanding shares of common stock and 500 outstanding shares of Series A preferred stock.

Common Stock

      Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to our stockholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and nonassessable and all of the shares of common stock issued upon the conversion of the Series A preferred stock will be, upon issuance, fully paid and non-assessable.

      On May 7, 1999 we consolidated our outstanding share capital by way of reverse stock split on the basis of two old shares for each one new share.

      On September 14, 1999 we consolidated our outstanding share capital by way of reverse stock split on the basis of twenty-three old shares for each one new share. The purpose of the reverse split was to eliminate shareholders holding less than twenty-three shares of our common stock as the costs to effect transfers of such small blocks of shares far outweighed their value.

      On September 15, 1999 we increased our outstanding share capital by way of forward stock split on the basis of twenty new shares for each one old share.

      On February 25, 2000 we increased our outstanding share capital by way of forward stock split on the basis of two new shares for each one old share.

Preferred Stock

      Our Articles of Incorporation provide that our board of directors has the authority to divide the preferred stock into series and, within the limitations provided by Delaware statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As our board of directors has authority to establish the terms of, and to issue, the preferred stock without Stockholder approval, the preferred stock could be issued to defend against any attempted takeover of us.

      In February 2000, our board of directors established our Series A preferred stock and authorized the issuance of up to 500 shares of Series A preferred stock as part of this series. Upon any liquidation or dissolution, each outstanding Series A preferred share is entitled to a distribution of $1,000 prior to any distribution to the holders of our common stock. The Series A preferred shares are not entitled to any dividends or voting rights. In February 2000, we sold 500 Series A preferred shares to a group of private investors for $1,000 per share. Each Series A preferred share may be converted, at the option of the holder, into shares of our common stock equal in number to the amount determined by dividing $1,000 by the conversion price, which is 75% of the average closing bid price of our common stock for the ten trading days preceding the conversion date, or $2.00, whichever is less. All outstanding Series A preferred shares will automatically convert into shares of common stock on February 7, 2001 at the conversion price described above. In May 2000 Ascent Financial, Inc. converted 250,000 Series A Preferred shares into 390,747 shares of our common stock. The shares of common stock held by Ascent Financial, Inc. and the shares of common stock issuable upon the conversion of the remaining Series A preferred stock are being offered for sale to the public by means of this prospectus. See "Selling Stockholders".

                                LEGAL PROCEEDINGS

      We are not a party to any pending or threatened legal proceeding.

                                     EXPERTS

      The financial statements of Paramount Services Corp., now named wowtown.com, Inc. at April 30, 1999 and 1998, and for the year ended April 30, 1999, and for each of the periods from December 18, 1997 (date of incorporation) to April 30, 1999 and 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     N.I. Cameron Inc., independent auditors, have audited WOWtown.com, Inc.'s balance sheet as of October 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the initial period then ended, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as agoing concern as described in Note 1 to the financial statements) appearing elsewhere in this prospectus. We have included these financial statements in this prospectus and elsewhere in the registration statement, in reliance on N.I. Cameron Inc.'s report, given on their authority as experts in accounting and auditing.

Change in Our Certifying Accountant

      Effective April 28, 2000 we retained PricewaterhouseCoopers ("PWC") to act as our independent certified public accountant. In this regard PWC replaced Ernst & Young LLP ("E&Y") which audited our financial statements for the fiscal years ended April 30, 1999 and 1998. The reports of E&Y for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years and subsequent interim periods, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to such disagreements in its reports.

      We have authorized E&Y to discuss any matter relating to our operations with PWC.

      The change in our auditors was recommended and approved by our board of directors. We do not have an audit committee.

      During the two most recent fiscal years and subsequent interim periods, we did not consult PWC regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or what is defined as a reportable event by the Securities and Exchange Commission.

                                 INDEMNIFICATION

      Our bylaws authorize indemnification of a director, officer, employee or agent of wowtown.com against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of wowtown.com who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling wowtown.com pursuant to the foregoing provisions, We have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 together with all amendments and exhibits, under the Securities Act of 1933, as amended with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement. The Registration Statement and amendments and exhibits may also be reviewed at the internet web site maintained by the Securities and Exchange Commission at www.sec.gov.

                        Financial Statements


                        Paramount Services Corp.
                        (formerly Internet International Communications Ltd.) (A development stage enterprise)



                        April 30, 1999 and 1998

                          REPORT OF INDEPENDENT AUDITOR





To the Director of
Paramount Services Corp.

We have audited the  accompanying  balance  sheets of Paramount  Services  Corp.
(formerly Internet International Communications Ltd.) (a development stage enterprise) as of April 30, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows for the year ended April 30, 1999 and for each of the periods from December 18, 1997 (date of incorporation) to April 30, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paramount Services Corp. at April 30, 1999 and 1998, and the results of its operations and its cash flows for the year ended April 30, 1999 and for each of the periods from December 18, 1997 (date of incorporation) to April 30, 1998 and 1999, in conformity with accounting principles generally accepted in the United States.



Vancouver, Canada,
May 21, 1999.                                Chartered Accountants

                            Paramount Services Corp.
                        (A development stage enterprise)

                                 BALANCE SHEETS
                           (expressed in U.S. dollars)

                                                    As at April 30


                                                    1999      1998
                                                      $          $
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accrued liabilities                                 3,500       --
Due to related party [note 4]                       6,310    1,310
--------------------------------------------------------------------------------
Total current liabilities                           9,810    1,310
--------------------------------------------------------------------------------

Stockholders' equity
Share capital [note 3]
  Common stock - $0.0001 par value
  30,000,000 authorized; 2,249,000 issued and
      outstanding                                    225       225
  Preferred stock - $0.0001 par value
  5,000,000 authorized                               --         --
Additional paid in capital                          4,785    4,785
Deficit accumulated in the development stage      (14,820)  (6,320)
--------------------------------------------------------------------------------
                                                   (9,810)  (1,310)
--------------------------------------------------------------------------------
                                                     --         --
--------------------------------------------------------------------------------
                             See accompanying notes

                            Paramount Services Corp.
                        (A development stage enterprise)

                            STATEMENTS OF OPERATIONS

                           (expressed in U.S. dollars)




                                              Period from       Period from
                                              December 18,      December 18,
                                             1997 (date of      1997 (date of
                             Year ended      incorporation)     incorporation)
                           April 30, 1999   to April 30, 1998  to April 30, 1999
                                $                 $                  $
--------------------------------------------------------------------------------
EXPENSES
Professional fees             8,500             6,320             14,820
--------------------------------------------------------------------------------
Loss for the period           8,500             6,320             14,820

Deficit, beginning of period  6,320                --                 --
--------------------------------------------------------------------------------
Deficit, end of period       14,820             6,320             14,820
--------------------------------------------------------------------------------

                             See accompanying notes

                            Paramount Services Corp.
                        (A development stage enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                           (expressed in U.S. dollars)





                                                                         Deficit
                                                                       accumulated
                                 Common stock           Additional       in the
                             Number                      paid in       development
                           of shares        Amount       capital          stage       Total
                               $               $            $               $           $
--------------------------------------------------------------------------------------------

Issuance of common stock  2,249,000           225         4,785             --        5,010
Loss for the period              --            --            --         (6,320)      (6,320)
--------------------------------------------------------------------------------------------
Balance, April 30, 1998   2,249,000           225         4,785         (6,320)      (1,310)

Loss for the period              --            --            --         (8,500)      (8,500)
--------------------------------------------------------------------------------------------
Balance, April 30, 1999   2,249,000           225         4,785        (14,820)      (9,810)
--------------------------------------------------------------------------------------------



                             See accompanying notes

                            Paramount Services Corp.
                        (A development stage enterprise)

                            STATEMENTS OF CASH FLOWS

                            (expressed in US dollars)



                                              Period from        Period from
                                              December 18,       December 18,
                                              1997 (date of      1997 (date of
                             Year ended       incorporation)     incorporation)
                           April 30, 1999   to April 30, 1998  to April 30, 1999
                                $                 $                  $
--------------------------------------------------------------------------------

OPERATING ACTIVITIES

Loss for the period           (8,500)           (6,320)           (14,820)
Changes in operating assets
    and liabilities:
Accrued liabilities            3,500                --              3,500
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Net cash used in operating
    activities                (5,000)           (6,320)           (11,320)

FINANCING ACTIVITIES

Proceeds from capital            --
contributions                  5,010             5,010
Due to related party           5,000             1,310              6,310
--------------------------------------------------------------------------------

Net cash provided by
    financing activities       5,000             6,320             11,320
--------------------------------------------------------------------------------
Net change in cash during the
period, and cash, end of period   --               --                 --
--------------------------------------------------------------------------------


                             See accompanying notes

                            Paramount Services Corp.
                        (A development stage enterprise)

1. FORMATION AND BUSINESS OF THE COMPANY

Paramount Services Corp. (the "Company") was incorporated in Delaware on December 18, 1997 under the name of Internet International Communications Ltd. pursuant to the laws of Delaware.

Prior to the merger (as defined below), Paramount Services Corp. ("Paramount") and Internetcom, Inc. ("Internetcom"), a Colorado company, were companies under common control.

On January 8, 1998, Paramount and Internetcom merged through an exchange of shares.

The merger has been accounted for in a manner similar to a pooling of interests and accordingly the financial statements of the Company include the results of Paramount and Internetcom since their inception, which in the case of Paramount was December 18, 1997 and Internetcom was December 10, 1997. The share capital of the Company has been presented giving affect to the exchange of shares from incorporation.

The Company is a development stage company and has had no activity other than issuing shares and preparing an initial business plan. Its sole purpose at this time is to locate and consummate a merger or acquisition with an as yet unidentified private entity.

2. SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Income taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance in respect of amounts considered by management to be less likely than not of realization in future periods.

3. SHARE CAPITAL

Holders of the common stock are entitled to one vote per share and to share equally any dividends declared and distributions in liquidation.

On May 7, 1999, the Company consolidated its share capital by way of a reverse stock split on the basis on one new common share for each two old common shares. On September 14, 1999, the Company consolidated its share capital by way of a reverse stock split on the basis of one new common share for each 23 old common shares. This was followed on September 15, 1999 by a stock split of 20 new common shares for each old common share. All outstanding shares in these financial statements have been retroactively adjusted to reflect these share consolidations.

4. RELATED PARTY TRANSACTIONS

Since incorporation, a company controlled by the director of the Company has provided administrative services and facilities to the Company for nil consideration and pays expenses on behalf of the Company. The amount due to this company is without interest or stated terms of repayment. It is anticipated the Company will continue to receive non interest bearing advances from this company to pay for future expenses as incurred.

5. YEAR 2000

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the Year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                            Paramount Services Corp.
                        (a development stage enterprise)
                              Financial Statements
                      January 31, 2000 and January 31, 1999

                                   (Unaudited)

                            Paramount Services Corp.
                        (a development stage enterprise)
                                  Balance Sheet
                             As at January 31, 2000
                                   (Unaudited)

                           (expressed in U.S. dollars)


                                     ASSETS

CURRENT
   Cash                                                    $         537
                                                           =============



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                         $      2,007
   Due to related party                                           21,984
                                                             -----------
                                                                  23,991

STOCKHOLDERS' DEFICIT
   Share capital
      Authorized:
         30,000,000 common shares with a par value of $0.0001 each 5,000,000 preferred shares with a par value of $0.0001 each

      Issued and outstanding:
           2,249,000 common shares                                   225
   Additional paid-in capital                                      4,785
   Deficit accumulated in the development stage                 (28,464)
                                                              ----------

Total stockholders' deficit                                     (23,454)
                                                              ----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                  $       537
                                                             ===========









   The accompanying notes are an integral part of these financial statements.

                            Paramount Services Corp.
                        (a development stage enterprise)
                            Statements of Operations
                For the Nine Month and Three Month Periods Ended
                      January 31, 2000 and January 31, 1999
                                   (Unaudited)

                           (expressed in U.S. dollars)




                      Three     Three     Nine    Nine  Period from  Period from
                      Months    Months   Months  Months  December     December
                      Ended     Ended    Ended   Ended   18, 1997     18,  1997
                     January   January  January January (date of in-(date of in-
                       31,       31,      31,     31,  corporation) corporation)
                      2000      1999     2000    1999    to January   to January
                                                          31, 2000    31, 1999
                    ------------------------------------------------------------


Expenses
 Professional       $  2,130    $ -    $7,355   $ -      $ 22,175     $ 6,320
  fees
Administration        1,933       -     6,162     -         6,162           -
and filing fees                                   -                         -

  Bank charges           33       -       127     -           127           -

                    ------------------------------------------------------------
Net Loss for the    $ (4,096)   $ -  $(13,644)  $ -     $ (28,464)    $(6,320)
Period
                    ============================================================


Loss per share,
   Basic and        $ (0.002)           $  (0.006)
diluted
                    ==========          ===========















   The accompanying notes are an integral part of these financial statements.

                            Paramount Services Corp.
                        (a development stage enterprise)
                            Statements of Cash Flows
     For the Nine Month Periods Ended January 31, 2000 and January 31, 1999
                                   (Unaudited)

                           (expressed in U.S. dollars)



                                 Nine months     Period from      Nine months      Period from
                                    Ended        December 18,      Ended           December 18,
                                  January 31,   1997 (date of     January 31,       1997 (date of
                                     2000       incorporation)       1999           incorporation)
                                               to January 31                      to January 31,
                                                  , 1999                               1999

Cash flows used in operating
activities
  Net loss                        $(13,644)      $ (28,464)        $  -               $ (6,320)

  Changes in operating assets
and liabilities
         Accounts payable            2,007           2,007            -                      -
         Accrued liabilities        (3,500)              -            -                      -
                                  --------------------------------------------------------------

  Net cash used in operating       (15,137)        (26,457)           -                 (6,320)
activities
                                  --------------------------------------------------------------

Cash flows provided by financing
activities
  Proceeds from capital                   -          5,010           -                   5,010
contributions
  Due to related party               15,674         21,984           -                   1,310
                                  --------------------------------------------------------------

  Net cash provided by financing     15,674         26,994           -                   6,320
activities
                                  --------------------------------------------------------------

Net change in cash during the           537            537           -                       -
period

Cash at beginning of period               -              -           -                       -
                                  --------------------------------------------------------------

Cash at end of period                 $ 537          $ 537        $  -                     $ -
                                  ==============================================================










         The accompanying notes are an integral part of these financial statements.

                            Paramount Services Corp.
                        (a development stage enterprise)
                        Notes to the Financial Statements
                                January 31, 2000
                                   (Unaudited)



1.    FORMATION AND BUSINESS OF THE COMPANY

Paramount Services Corp. (the "Company") was incorporated in Delaware on December 18, 1997 under the name of Internet International Communications Ltd. pursuant to the laws of Delaware.

Prior to the merger (as defined below), Paramount Services Corp. ("Paramount") and Internetcom, Inc. ("Internetcom"), a Colorado company, were companies under common control.

   On January 8, 1998, Paramount and Internetcom merged through an exchange of shares.

   The merger has been accounted for in a manner similar to a pooling of interests and accordingly the financial statements of the Company include the results of Paramount and Internetcom since their inception, which in the case of Paramount was December 18, 1997 and Internetcom was December 10, 1997. The share capital of the Company has been presented giving effect to the exchange of shares from incorporation.

   The Company is a development stage company and has had no activity other than issuing shares and preparing an initial business plan. Its sole purpose at this time is to locate and consummate a merger or acquisition with an as yet unidentified private entity (see Note 4).

2.    SHARE CAPITAL

   Holders of the common stock are entitled to one vote per share and to share equally in any dividends declared and distributions in liquidation.

   On May 7, 1999, the Company consolidated its share capital by way of a reverse stock split on the basis on one new common share for each two old common shares. On September 14, 1999, the Company consolidated its share capital by way of a reverse stock split on the basis of one new common share for each 23 old common shares. This was followed on September 15, 1999 by a stock split of 20 new common shares for each old common share. All outstanding shares in these financial statements have been retroactively adjusted to reflect these share consolidations.

3.    RELATED PARTY TRANSACTIONS

   Since incorporation, a company controlled by the director of the Company has provided administrative services and facilities to the Company for nil consideration and pays expenses on behalf of the Company. The amount due to this company is without interest or stated terms of repayment. Prior to the share exchange agreement referred to in Note 4, the Company was dependent upon the company for advances to pay for expenses as incurred. After the exchange agreement, the Company's ability to continue as a going concern is dependent upon its ability to raise additional capital or merge with a revenue producing venture partner.

                            Paramount Services Corp.
                        (a development stage enterprise)
                        Notes to the Financial Statements
                                January 31, 2000
                                   (Unaudited)



4.    SUBSEQUENT EVENT

a) On January 13, 2000, the Company entered into a share exchange agreement to acquire all the issued and outstanding shares of WOWtown.com Inc. ("WOWtown") in exchange for 5,000,000 treasury common shares of the Company. This transaction was completed on February 7, 2000. In addition, the Company issued 100,000 common shares for consulting services rendered.

      WOWtown is incorporated under the laws of the State of Nevada and is engaged in the business of developing a community of local market internet portals in major North American urban centers.

b) As a condition of the acquisition described above, the Company created a new series of convertible preferred stock consisting of 500 shares. This stock is convertible to common share as follows:

The number of common shares to be converted per share of preferred stock shall be $1,000 divided by the lesser of:

i) 75% of the average market price of the common shares for the ten trading days immediately prior to the conversion date; or

ii)   $2.00

         In the event that a registration statement in respect of the Common Stock to be issued upon the conversion of the Preferred Stock has not been filed with and declared effective by the Securities and Exchange Commission on or before the date which is twelve months following the Issuance Date (the "Anniversary Date"), the number of shares of Common Stock issued to a particular holder will be calculated by the Failure to Register Conversion Rate. The Failure to Register Conversion Rate shall be that number of shares of Common Stock equal to $1,000 divided by the lesser of: (i) fifty per cent (50%) of the Market Price of the shares of Common Stock on the day immediately preceding the Anniversary Date; or (ii) $2.00.

         All 500 shares of this new series of preferred stock were issued for total proceeds of $500,000.

c)   Subsequent  to  January  31,  2000,   the  Company   changed  its  name  to
     WOWtown.com, Inc.

                                WOWtown.com Inc.
                        (a development stage enterprise)
                              Financial Statements
                                October 31, 1999

                          REPORT OF INDEPENDENT AUDITOR





To the Director of
WOWtown.com Inc.


We have audited the accompanying balance sheet of WOWtown.com Inc. (a development stage enterprise) as of October 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the initial period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WOWtown.com Inc. at October 31, 1999, and the results of its operations and its cash flows for the initial period then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                      /s/  N.I. Cameron Inc.

Vancouver, Canada,                                         CHARTERED ACCOUNTANTS
November 24, 1999

                                WOWtown.com Inc.
                        (a development stage enterprise)
                                  Balance Sheet
                                October 31, 1999

                           (expressed in U.S. dollars)


                                     ASSETS

CURRENT
     Cash                                                 $      4,787

Deferred charges                                                 3,150
                                                          -------------
                                                          $      7,937



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable (Note 4)                                 $  15,332
   Notes payable (Note 5)                                       21,800
   Notes payable to related parties (Notes 4 and 5)             18,900
   Loans from stockholders (Note 6)                              2,499
                                                           -----------
                                                                58,531

STOCKHOLDERS' DEFICIT
   Share capital (Note 3)
      Common stock - $0.001 par value
      50,000,000 authorized; 100 issued and outstanding             1
      Preferred stock - $0.001 par value
        5,000,000 authorized

      Deficit accumulated in the development stage            (50,595)
                                                             ---------
                                                              (50,594)

                                                            $   7,937

On behalf of the Board:


      Director

                 The accompanying notes are an integral part of
                  these financial statements. WOWtown.com Inc.
                         a development stage enterprise)
                             Statement of Operations
                       For the Initial Period from date of
                 Incorporation June 9, 1999 to October 31, 1999

                           (expressed in U.S. dollars)



OPERATING EXPENSES

   Professional fees                                      $        859
   Office and miscellaneous                                      3,512
   Development expenses (Note 4)                                46,224
                                                          ------------


LOSS FROM OPERATIONS                                       $  (50,595)
                                                           ===========




























         The accompanying notes are an integral part of these financial statements.

                                WOWtown.com Inc.
                        (a development stage enterprise)
                       Statement of Stockholders' Deficit
                       For the Initial Period from date of
                 Incorporation June 9, 1999 to October 31, 1999

                           (expressed in U.S. dollars)



                                                            Deficit
                                                          Accumulated
                                      Common Stock          in the
                                   Number of              development
                                    Shares      Amount       stage       Total
                                 -----------------------------------------------

  Issuance of common stock                 100      $  1     $ -          $ 1

  Loss for the period                        -         -   (50,595)   (50,595)

                                 -----------------------------------------------
Balance October 31, 1999                   100      $  1  $(50,595)  $(50,594)
                                 ===============================================

























         The accompanying notes are an integral part of these financial statements.

                                WOWtown.com Inc.
                        (a development stage enterprise)
                             Statement of Cash Flows
                       For the Initial Period from date of
                 Incorporation June 9, 1999 to October 31, 1999

                           (expressed in U.S. dollars)




OPERATING ACTIVITIES
  Loss for the period                                           $(50,595)
  Add: Changes in non-cash working capital
           Accounts payable                                       15,332
                                                               -----------
  Net cash used in operating activities                          (35,263)
                                                               -----------

FINANCING ACTIVITIES
  Advances from stockholders                                        2,499
  Increase in notes payable                                        40,700
  Issuance of share capital                                             1
                                                               -----------
  Net cash provided by financing activities                        43,200
                                                               -----------

INVESTING ACTIVITIES
  Increase in deferred charges                                    (3,150)
                                                               -----------
  Net cash used in investing activities                           (3,150)
                                                               -----------

NET CHANGE IN CASH DURING THE PERIOD                                4,787

CASH AT BEGINNING OF PERIOD                                            --
                                                               -----------

CASH AT END OF PERIOD                                            $  4,787
                                                               ===========













    The accompanying notes are an integral part of these financial statements

                                WOWtown.com Inc.
                        (a development stage enterprise)
                          Notes to Financial Statements
                                October 31, 1999



1.    FORMATION AND BUSINESS OF THE COMPANY

WOWtown.com Inc. (the "Company") was incorporated in Nevada, U.S.A. on June 9, 1999.

   The Company is a development stage company and its purpose at this time is focused on bringing the Internet from the World Wide Web to an interactive local market, develop advertising resources and community directories. The Company is developing a community of Local Market Internet Portals in major North American centres with further extension into suburbs and neighborhoods. It is a free membership concept for the internet user, creating savings and discounts for the members with the participating local business establishments. There are approximately 1,100 members at this time.

Going concern
         The accompanying financial statements have been presented assuming the Company will continue as a going concern. At October 31, 1999, the Company had accumulated $50,595 in losses and had no material revenue producing operations. At the date of this report, the Company's ability to continue as a going concern is dependent upon its ability to raise additional capital or merge with a revenue producing venture partner.


2.    SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Income taxes

   The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance in respect of amounts considered by management to be less likely than not of realization in future periods.

                                WOWtown.com Inc.
                        (a development stage enterprise)
                          Notes to Financial Statements
                                October 31, 1999



3.    SHARE CAPITAL

         Holders  of the  common  stock are  entitled  to one vote per share and
         share  equally  in  any  dividends   declared  and   distributions   on
         liquidation.


4.    RELATED PARTY TRANSACTIONS

(a)   A  company   controlled   by  a  director  of  the  Company  has  provided
      administrative services and facilities to the Company and development expenses at cost. The Company as at October 31, 1999 was indebted in relation to these services are as follows:

            Notes payable                      $  10,600
            Accounts payable                       2,254
                                             -----------
                                               $  12,854

(b)   A  company   controlled  by  three  of  the   stockholders  has  performed
      development services for the Company at cost. As at October 31, 1999, the Company was indebted for these services are as follows:

            Note payable                      $    8,300
            Accounts payable                       2,539
                                              ----------
                                               $  10,839

   The total amount of expenses incurred through services of these related parties are as follows:

            Administrative                    $    3,500
            Development expenses                  23,445
                                               ---------
                                               $  26,945

5.    NOTES PAYABLE

   Notes payable to unrelated parties amounting to $21,800 do not bear interest and are due and payable on December 31, 1999.

   Notes payable to related parties amounting to $18,900 do not bear interest and are due and payable on December 31, 1999.

                                WOWtown.com Inc.
                        (a development stage enterprise)
                          Notes to Financial Statements
                                October 31, 1999



6.    LOANS FROM STOCKHOLDERS

         Loans from stockholders are interest-free and have no terms of repayment.


7.    YEAR 2000

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the Year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.


8. FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

   The Company's financial instruments consist of cash, accounts payable, notes payable, and loans from stockholders. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values.

                                WOWtown.com, Inc.
                        (a development stage enterprise)
                              Financial Statements
                                January 31, 2000
                                   (Unaudited)

                                WOWtown.com, Inc.
                        (a development stage enterprise)
                                  Balance Sheet
                                January 31, 2000
                                   (Unaudited)

                           (expressed in U.S. dollars)


                                     ASSETS

CURRENT
     Cash                                                  $    16,389

CAPITAL ASSETS                                                   9,559

DEFERRED CHARGES                                                 7,967
                                                          -------------
                                                           $    33,915



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable (Note 2)                                $   14,517
   Notes payable                                                71,800
   Notes payable to related parties (Note 2)                    18,900
   Loans from stockholders (Note 3)                              2,499
                                                          -------------
                                                               107,716

STOCKHOLDERS' DEFICIT
   Share capital
      Common stock - $0.001 par value
      50,000,000 authorized; 100 issued and outstanding             1
      Preferred stock - $0.001 par value
        5,000,000 authorized

      Deficit accumulated in the development stage            (73,802)
                                                           -----------
                                                              (73,801)

                                                           $   33,915



         The accompanying notes are an integral part of these financial statements.

                                WOWtown.com, Inc.
                        (a development stage enterprise)
                             Statement of Operations
                       For the Initial Period from date of
                 Incorporation June 9, 1999 to January 31, 2000
                                   (Unaudited)

                           (expressed in U.S. dollars)



OPERATING EXPENSES

   Development expenses (Note 2)                            $   47,898
   Office and miscellaneous                                     17,668
   Professional fees                                             4,883
   Sales and marketing                                           3,353
                                                          -------------

LOSS FROM OPERATIONS                                       $  (73,802)
                                                           ===========

























         The accompanying notes are an integral part of these financial statements.

                                WOWtown.com, Inc.
                        (a development stage enterprise)
                             Statement of Cash Flows
                       For the Initial Period from date of
                 Incorporation June 9, 1999 to January 31, 2000
                                   (Unaudited)

                           (expressed in U.S. dollars)



OPERATING ACTIVITIES
  Loss for the period
                                                                 $(73,802)
  Add: Changes in non-cash working capital
           Accounts payable                                        14,517
                                                                ----------
  Net cash used in operating activities                          (59,285)
                                                                ----------

FINANCING ACTIVITIES
  Advances from stockholders                                        2,499
  Increase in notes payable                                        90,700
  Issuance of share capital                                             1
                                                                ----------
  Net cash provided by financing activities                        93,200
                                                                ----------

INVESTING ACTIVITIES
  Purchase of capital assets                                      (9,559)
  Increase in deferred charges                                    (7,967)
                                                                ----------
  Net cash used in investing activities                          (17,526)
                                                                ----------

NET CHANGE IN CASH DURING THE PERIOD                               16,389

CASH AT BEGINNING OF PERIOD                                             -
                                                                ----------

CASH AT END OF PERIOD                                            $ 16,389
                                                                ==========












         The accompanying notes are an integral part of these financial statements.

                                WOWtown.com, Inc.
                        (a development stage enterprise)
                          Notes to Financial Statements
                                January 31, 2000
                                   (Unaudited)


1. FORMATION AND BUSINESS OF THE COMPANY

WOWtown.com Inc. (the "Company") was incorporated in Nevada, U.S.A. on June 9, 1999.

   The Company is a development stage company and its purpose at this time is focused on bringing the Internet from a global presence down to interactive local markets, providing advertising resources and community directories. The Company is developing a community of Local Market Internet Portals in major North American centres with further extension into suburbs and neighborhoods. It is a free membership concept for the internet user, creating savings and discounts for the members with the participating local business establishments. There are approximately 1,500 members at this time.


2.    RELATED PARTY TRANSACTIONS

(a)   A  company   controlled   by  a  director  of  the  Company  has  provided
      administrative services and facilities to the Company and development expenses at cost. The Company as at January 31, 2000 was indebted in relation to these services are as follows:

Notes payable                                  $  10,600
         Accounts payable                          2,327
                                             -----------
                                               $  12,927

(b)   A  company   controlled  by  three  of  the   stockholders  has  performed
      development services for the Company at cost. As at January 31, 2000, the Company was indebted for these services are as follows:

         Note payable                         $    8,300
         Accounts payable                          3,539
                                              ----------
                                               $  11,839

   The total amount of expenses incurred through services of these related parties are as follows:

Administrative                                $    4,266
         Development expenses                     23,445
                                               ---------
                                               $  27,711

3.    LOANS FROM STOCKHOLDERS

         Loans from stockholders are interest-free and have no terms of repayment.

                            PARAMOUNT SERVICES CORP.
                         PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma financial information reflects the purchase by Paramount Services Corp. ("Paramount") of all the issued and outstanding shares of WOWtown.com, Inc. ("WOWtown"). The transaction will be accounted for as a reverse purchase acquisition between WOWtown as the acquirer and Paramount as the acquired company. The pro forma financial information presented consists of a condensed income statement for the nine-month period ended January 31, 2000 as if the transaction had occurred on May 1, 1999. A pro form condensed income statement for the year ended April 30, 1999 is not presented as WOWtown was only incorporated on June 9, 1999, as the income statement for the year ended April 30, 1999 would be non-existent. In addition, a pro forma balance sheet as at January 31, 2000 is presented as if the transaction had occurred on January 31, 2000.

                      Pro Forma Condensed Income Statement
                                January 31, 2000
                                   (Unaudited)


                   Historical Statements
                          Paramount                               WOWtown                              Pro Forma
                  Nine months        Period from                  Period from               Nine months          Period from
                    Ended         December 18, 1997              June 9, 1999                 Ended           December 18, 1997
                  January 31,   (date of incorporation)     (date of incorporation)         January 31,    (date of incorporation)
                     2000            to January 31,             to January 31,                 2000             to January 31,
                                         2000                        2000                                            2000
                                                                   (Note 1)

------------------------------------------------------------------------------------------------------------------------------------

Sales and marketing$      $--           $--                         $3,353                    $3,353                 $3,353
Development expenses       --            --                         47,898                    47,898                 47,898
Professional fees       7,355        22,175                          4,883                    12,238                 27,058
Office and
administration          6,289         6,289                         17,668                    23,957                 23,957
                      ---------  -----------                       ----------              -----------             -----------

Net Loss for the
Period               $(13,644)     $(28,464)                      $(73,802)                 $(87,446)             $(102,266)
                    ==========   ===========                      ===========             ============           ============

Loss per share, basic and diluted                                                                                 $  (0.005)
                                                                                                                 ============
Adjusted weighted average number of common shares issued                                                          14,698,000
                                                                                                                 ============




Note to the Pro Forma Condensed Income Statement for the nine month period ended January 31, 2000.

Note 1 WOWtown was incorporated on June 9, 1999; therefore the financial figures are for the period from June 9, 1999 to January 31, 2000.

                       Pro Forma Condensed Balance Sheet
                               January 31, 2000
                                  (Unaudited)

                                       Historical      Adjustments        Pro
                                       Statements                        Forma
                                  Paramount  WOWtown                   Statement
                                  ---------------------------------------------
             ASSETS
CURRENT
  Cash                            $  537   $ 16,389   $500,000 (Note 4) $516,926

CAPITAL ASSETS                         -      9,559         -             9,559
DEFERRED CHARGES                       -      7,967         -             7,967
                                  ---------------------------------------------
                                  ---------------------------------------------
                                  $  537   $ 33,915   $500,000        $ 534,452

                                  =============================================
           LIABILITIES
CURRENT
  Accounts payable                 $  2,007   $ 14,517         -       $ 16,524

  Notes payable                           -     71,800         -        71,800
  Notes payable and amounts
     due to related parties          21,984     18,900         -        40,884
  Loans from stockholders                 -      2,499         -         2,499
                                  ---------------------------------------------
                                  ---------------------------------------------
                                     23,991    107,716         -       131,707
                                  ---------------------------------------------
 STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock                            225          1     (225) (Note 1)  735

                                                             500 (Note 1)

                                                              10 (Note 2)

                                                             224 (Note 3)

Preferred Stock                           -          -         1 (Note 4)    1

Additional paid-in capital            4,785          -  499,999 (Note 4) 499,775

                                                         (4,785) (Note 1)

                                                           (224) (Note 3)

Deficit accumulated in the         (28,464)   (73,802)     (10) (Note 2)(97,766)
development stage
                                                        (23,954) (Note 1)

                                                          28,464 (Note 1)
                                  ---------------------------------------------
                                   (23,454)   (73,801)   500,000       402,745
                                  ---------------------------------------------

                                     $  537   $ 33,915   $500,000     $534,452

                                  =============================================

Note 1 This adjustment reflects the reverse purchase acquisition and the issuance of 10,000,000 shares in the transaction.

Note 2 This adjustment reflects the issue of 200,000 shares of Paramount as a consulting fee.

Note 3 This adjustment reflects the par value of 14,698,000 outstanding common shares of Paramount at $0.0001 per share.

Note 4 This adjustment reflects the issue of 500 Paramount preferred shares for $1,000 each.

                                TABLE OF CONTENTS
                                                                            Page
PROSPECTUS SUMMARY
RISK FACTORS
DILUTION AND COMPARATIVE SHARE DATA
MARKET FOR OUR COMMON STOCK
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
BUSINESS...........................................................
MANAGEMENT ........................................................
PRINCIPAL SHAREHOLDERS.............................................
SELLING STOCKHOLDERS...............................................
PLAN OF DISTRIBUTION...............................................
DESCRIPTION OF SECURITIES..........................................
LEGAL PROCEEDINGS..................................................
EXPERTS ...........................................................
INDEMNIFICATION ...................................................
AVAILABLE INFORMATION..............................................
FINANCIAL STATEMENTS...............................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by wowtown.com. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made in this prospectus shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in the affairs of wowtown.com since such date.

      Until _________, 2000 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     Information Not Required in Prospectus

Item  24.  Indemnification  of  Officers  and  Directors

     The Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws provide that we may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 25. Other Expenses of Issuance and Distribution.

    The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

         SEC Filing Fee                                       $   1,216
         NASD Filing Fee                                            500
         Blue Sky Fees and Expenses                               2,000
         Printing and Engraving Expenses                            500
         Legal Fees and Expenses                                 25,000
         Accounting Fees and Expenses                            10,000
         Miscellaneous Expenses                                   5,784
                                                              ---------

         TOTAL                                                  $45,000
                                                                =======

         All expenses other than the SEC and NASD filing fees are estimated.

Item 26. Recent Sales of Unregistered Securities.

      The following information sets forth all securities which have been sold by us during the past three years and which securities were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated, the consideration paid for the shares was cash. All historical share data in this prospectus has been adjusted to reflect a one-for-two forward share split that was effective February 25, 2000.

Common Stock

                                            Number of Shares
Date of Sale              Name              of Common Stock      Consideration

December 11, 1997     Bona   Vista   West     4,347,800      $5,000
                      Ltd.
December 19, 1997     Bona   Vista   West            80      $10
                      Ltd.
January 9, 1998       Holders  of  Series       150,120      175,456  shares  of
                      "M"  common   stock                    Series  "M"  common
                      of STB Corp.                           stock of STB  Corp.
                                                             valued at $175
February 7, 2000      595796 B.C. Ltd.       10,000,000      100    shares    of
                                                             WOWtown.com,
                                                             (Nevada)       Inc.
                                                             valued at $500
February 7, 2000      Century  Capital          200,000      Consulting
                      Management Ltd.                        services  valued at
                                                             $10

March 31, 2000        535735 B.C. Ltd.            3,539      Consulting services
                                                             valued at $5,840

March 31, 2000        Pedpac                      7,781      Consulting services
                      Marketing Ltd.                         valued at $12,839

Series A Convertible preferred stock

                                          Number of Shares
                                             of Series A
Date of Sale                Name             Convertible        Consideration
                                           Preferred Stock
------------                ----          ----------------      -------------

7 February 2000      Augustine Fund LP           250              $250,000
7 February 2000      Ascent Financial            250              $250,000
                     Incorporated

      All sales of the Company's common stock prior to February 1999 were exempt
from  registration   pursuant  to  Rule  504  of  the  Securities  and  Exchange
Commission.

      All sales of the Company's common stock on or after February 7, 2000 were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. All shares of common stock issued on or after February 7, 2000 were acquired for investment purposes only and without a view to distribution. All of the persons who acquired these shares of common stock were fully informed and advised about matters concerning the Company, including its business, financial affairs and other matters. The purchasers of the Company's common stock acquired the securities for their own accounts. The certificates evidencing the shares of common stock bear legends stating that the shares represented by the certificates may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. All shares of common stock sold on or after February 7, 2000 are "restricted" securities as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission.

      The sales of the Series A preferred shares were exempt from registration pursuant to Rule 506 of the Securities and Exchange Commission. The preferred shares were acquired for investment purposes only and without a view to distribution. All of the persons who acquired the Series A preferred shares were fully informed and advised about matters concerning the Company, including its business, financial affairs and other matters. The purchasers of the Series A preferred shares acquired the securities for their own accounts. The certificates evidencing the Series A preferred shares bear legends stating that the shares represented by the certificates may not be offered, sold or transferred other that pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. All the Series A preferred shares are "restricted" securities as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission.

Item 27. Exhibits

The following Exhibits are filed with this Registration Statement:

      Exhibits                                       Page Number

1     Underwriting Agreement                                 N/A
                                                   ----------------------

3.1   Certificate of Incorporation and Amendments
                                                   ----------------------

3.2   Bylaws
                                                   ----------------------

4.1   Certificate of Designation of Series
      A preferred stock
                                                   ----------------------

5     Opinion of Counsel
                                                   ----------------------

10    Share Exchange Agreement
                                                   ----------------------

23.1  Consent of Hart and Trinen
                                                   ----------------------

23.2  Consent of Ernst & Young LLP
                                                   ----------------------

23.3  Consent of N.I. Cameron                      ----------------------

24.   Power of Attorney                            Included as part of the
                                                   Signature Page

27.   Financial Data Schedules                     -----------------------

Item 28. Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any Prospectus required by Section l0 (a)(3) of the Securities Act of l933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

      (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on the 30th day of May, 2000.

                                  wowtown.com, Inc.

                                  By   /s/ David Packman
                                  -------------------------------------------
                                          David Packman, President


                                  By   /s/ Stephen Jackson
                                    ------------------------------------------
                                      Stephen Jackson, Secretary
                                          Stephen Jackson

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                     Title                    Date

 /s/ David Packman
David Packman                       Director              May 30, 2000

  /s/ Stephen Jackson
Stephen Jackson                     Director              May 30, 2000

  /s/ David Jackson
David Jackson                       Director              May 30, 2000

  /s/ Patrick Helme
Patrick Helme                       Director              May 30, 2000